EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 333-137675 on Form S-3 and Registration Statement Nos. 333-11503, 333-91531, 333-100038, 333-100039, and 333-110784 on Form S-8 of our reports dated September 11, 2008 relating to the consolidated financial statements and financial statement schedule of LSI Industries Inc. and subsidiaries (which report express an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of Financial Accounting Standards Board Statement No. 109, on July 1, 2007) and the effectiveness of LSI Industries Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of LSI Industries Inc. and subsidiaries for the year ended June 30, 2008.
/s/ Deloitte & Touche LLP
Cincinnati, Ohio
September 11, 2008